Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in this annual report (Form 10-K) of Wolohan Lumber Co. of our report dated February 9, 1996 included in the 1995 Annual Report to shareholders of Wolohan Lumber Co.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 9, 1996, with respect to the financial statements and schedules of Wolohan Lumber Co. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.

Our audits also included the financial statement schedule of Wolohan Lumber Co. listed in item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.






/s/ Ernst & Young LLP
March 26, 1996
Detroit, Michigan